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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): February 11, 2002



                        AMERICAN COIN MERCHANDISING, INC.
               (Exact name of registrant as Specified in Charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



       0-26580                                         84-1093721
(Commission File Number)                    (IRS Employer Identification No.)



                               5660 CENTRAL AVENUE
                             BOULDER, COLORADO 80301
              (Address of Principal Executive Offices and Zip Code)



                                 (303) 444-2559
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

     On February 11, 2002, American Coin Merchandising, Inc. ("American Coin") merged with Crane Mergerco, Inc., a wholly owned subsidiary of ACMI Holdings Inc. (formerly known as Mergerco Holdings, Inc.), pursuant to an Agreement and Plan of Merger dated as of September 9, 2001 (the "Merger"). The Merger was approved by American Coin's stockholders at a meeting held on February 5, 2002. Pursuant to the terms of the Merger, each outstanding share of American Coin's common stock was converted into the right to receive $8.50 in cash, without interest and American Coin's outstanding stock options were converted into the right to receive a cash payment equal to the value of such options. American Coin's common stock will be delisted from the Nasdaq SmallCap Stock Market. The Company's trust preferred securities will remain outstanding and will continue to trade on the American Stock Exchange.

     On February 11, 2002, American Coin issued a press release announcing the closing of the transaction, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     c)   EXHIBITS

     99.1 Press Release of American Coin Merchandising, Inc., dated February 11, 2002.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN COIN MERCHANDISING, INC.


Dated: February 11, 2002                By: /s/ W. John Cash
                                           -------------------------------
                                           W. John Cash
                                           Senior Vice President, Chief
                                           Financial Officer and Treasurer

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  99.1         Press Release of American Coin Merchandising, Inc.
               Dated February 11, 2002.
